UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2011

iPass Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)

(650) 232-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salaries

On February 21, 2011, the Compensation Committee of the Board of Directors of iPass approved changes to the annual base salary for two of iPass’ “named executive officers” (the officers appearing in the summary compensation table in iPass’ 2010 proxy statement). The new annual base salaries are set forth below:

Officer	Title	Annual Base Salary
Steven H. Gatoff	Senior Vice President and Chief Financial Officer	$ 260,000
Steven Wastie	Senior Vice President, Marketing and Product Management	$ 238,000

2011 Bonus Plan

On February 21, 2011, the Compensation Committee of the Board of Directors of iPass approved the performance metrics for the iPass 2011 Executive Management Bonus Plan (the “Plan”).

Annual target bonuses under the Plan for iPass’ “named executive officers” are as set forth below:

Officer	Title	Annual Target Bonus
Evan L. Kaplan	President and Chief Executive Officer	$ 350,000
Steven H. Gatoff	Senior Vice President and Chief Financial Officer	$ 115,000
Steven Wastie	Senior Vice President, Marketing and Product Management	$ 137,000

The Plan functions as follows:

The Plan consists of three principal corporate performance metrics. Each metric has a weighting. The corporate performance metrics and associated weighting are set forth below.

2011
Corporate Performance Metrics	Annual Weighting
# Open Mobile Platform Users	40%
Open Mobile Platform Revenue	30%
Adjusted EBITDA	30%

Bonuses are paid each quarter. The quarterly target bonuses for the “Open Mobile Platform Revenue” and “Adjusted EBITDA” performance metrics are one-fourth of the annual target bonus for those metrics. The bonus with respect to the “# Open Mobile Platform Users” is calculated for each quarter, as described below, and so the annual target for this portion of the bonus may be earned in an accelerated manner. For Mr. Kaplan, the quarterly bonus is paid out based 100% on corporate performance metrics. For Messrs. Gatoff and Wastie, the quarterly bonus is paid out based 80% on corporate performance metrics and 20% on personal objectives. The corporate performance metrics portion of the target bonuses will be paid based on iPass’ performance against established targets for the metrics. As described below, the bonus payments in the second and fourth quarters of 2011 will be adjusted based on the results of iPass’ customer satisfaction program.

“# Open Mobile Platform Users” means the number of average monthly monetized Open Mobile Platform users, determined consistent with how the number of average monthly monetized users is calculated and reported in iPass’ Form 10-Q or Form 10-K, as applicable. The bonus percentage achieved each quarter is equal to the increase in the # Open Mobile Platform Users reported for the quarter divided by the 2011 annual quota (“Quota”). If the # Open Mobile Platform Users in the fourth quarter of 2011 exceeds the Quota, an additional bonus equal to the # Open Mobile Platform Users in excess of the Quota divided by the Quota multiplied by the annual weighting will be earned. However, if enterprise average monthly Open Mobile Platform revenue (calculated each month) is less than $2 per Open Mobile user, the number of enterprise Open Mobile users will be reduced for bonus purposes to a level representing $2 per enterprise Open Mobile user. There is no lower or upper boundary for this performance metric.

“Open Mobile Platform Revenue” means the Open Mobile Platform Revenue as reported in iPass’ Form 10-Q or Form 10-K, as applicable. In the event the quarterly target metric is met, the target bonus will be paid out at 100%. A lower and an upper boundary have also been established. In the event only the lower boundary is met, the target bonus will be paid out at 70%. No payment will be made for performance under the lower boundary. In the event the upper boundary is met, the target bonus will be paid out at 200%. No payment will be made for performance above the upper boundary. Performance between the boundaries and the target metrics will be paid based on a straight-line calculation.

“Adjusted EBITDA” means Adjusted EBITDA, as reported in iPass’ Form 10-Q or Form 10-K, as applicable, as further adjusted to remove the impact of foreign exchange gains and/or losses, the pro forma impact of any strategic transaction and any positive variance on amounts reserved to pay sales taxes, as applicable. In the event the quarterly target metric is met, the target bonus will be paid out at 100%. A lower boundary has also been established. In the event only the lower boundary is met, the target bonus will be paid out at 70%. No payment will be made for performance under the lower boundary. No payment will be made for performance above the target. Performance between the boundary and the target metric will be paid based on a straight-line calculation.

The bonus payments earned in the second and fourth quarters of 2011 will be adjusted +/-10% based on the results of iPass’ customer satisfaction program. A target and a lower and an upper boundary have been established. In the event the target is achieved, the quarterly bonus earned will not be adjusted. In the event the lower boundary or below is achieved, the quarterly bonus earned will be reduced by 10%. In the event the upper boundary or above is achieved, the quarterly bonus earned will be increased by 10%. Adjustments to the earned quarterly bonus between the boundaries and the target metric will be determined based on a straight-line calculation.

The total bonus earned for the year is capped at 200% of the executive officer’s 2011 annual target bonus.

Restricted Stock Grants

On February 21, 2011, the Compensation Committee of the Board of Directors of iPass approved grants of 75,000 shares of restricted stock to each of Mr. Gatoff and Mr. Wastie, which grants will vest four years from the date of grant, subject to accelerated vesting as follows: 20% of the shares shall vest two days after iPass has announced to the public that iPass has had 150,000 or more average monthly Open Mobile (“OM”) users in a calendar quarter; 20% of the shares shall vest two days after iPass has announced 300,000 or more average monthly OM users in a calendar quarter; 20% of the shares shall vest two days after iPass has announced 450,000 or more average monthly OM users in a calendar quarter; 20% of the shares shall vest two days after iPass has announced 600,000 or more average monthly OM users in a calendar quarter; and 20% of the shares shall vest two days after iPass has announced 750,000 or more average monthly OM users in a calendar quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/s/ Steven H. Gatoff
	Name:	Steven H. Gatoff
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: February 25, 2011